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Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES CORE U.S. AGGREGATE BOND ETF (ISHAGG)
    ISHARES INTERMEDIATE CREDIT BOND ETF (ISHICRED)
    ISHARES INTERMEDIATE GOVERNMENT/CREDIT BOND ETF (ISHIGOVCR)
    BlackRock Balanced Capital Portfolio (FI) (BCS_F)
    BlackRock Core Bond Portfolio (BR-CORE)
    BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF)
    BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
    Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio (MET-BI) Master Total Return Portfolio of Master Bond LLC (MF-BOND)
    U.S. Total Bond Index Master Portfolio (MIP_AGG)
    Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio
    (SMF_PRUTR)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    03-22-2016
Offering Commencement:

Security Type:             BND/CORP

Issuer                     Comcast Corporation (2026)

Selling Underwriter        Wells Fargo Securities, LLC

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

List of Underwriter(s)     Merrill Lynch, Pierce, Fenner & Smith Incorporated,
                           RBC Capital Markets, LLC, Wells Fargo Securities,
                           LLC, Barclays Capital Inc., BNP Paribas Securities
                           Corp., Citigroup Global Markets Inc., Credit Suisse
                           Securities (USA) LLC, Deutsche Bank Securities
                           Inc., Goldman, Sachs & Co., J.P. Morgan Securities
                           LLC, Lloyds Securities Inc., Mizuho Securities USA
                           Inc., Morgan Stanley & Co. LLC, SMBC Nikko
                           Securities America, Inc., SunTrust Robinson
                           Humphrey, Inc., UBS Securities LLC, Santander
                           Investment Securities Inc., U.S. Bancorp
                           Investments, Inc., DNB Markets, Inc., PNC Capital
                           Markets LLC, TD Securities (USA) LLC, The Williams
                           Capital Group, L.P., C.L. King & Associates, Inc.,
                           Drexel Hamilton, LLC, Lebenthal & Co., LLC, Loop
                           Capital Markets LLC, Mischler Financial Group,
                           Inc., Samuel A. Ramirez & Company, Inc.

TRANSACTION DETAILS

Date of Purchase           03-22-2016

                                                                    Page 1 of 2

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


Purchase Price/Share
(PER SHARE / % OF PAR)     $102.861  Total Commission, Spread or Profit   0.450%

1.  Aggregate Principal Amount Purchased (a+b)                         $109,645,000

    a.  US Registered Funds  (Appendix attached with individual
        Fund/Client purchase)                                          $ 45,700,000

    b.  Other BlackRock Clients                                        $ 63,945,000

2.  Aggregate Principal Amount of Offering                             $700,000,000
FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                      0.15663

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

 [X] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
 [_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
 [_] Eligible Municipal Securities
 [_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
 [_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:             Dipankar Banerjee                 Date:   03-29-2016
                          ----------------------------------       ------------
                          Global Syndicate Team Member

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


Approved by:              Steven DeLaura                    Date:   03-29-2016
                          --------------------------------         ------------
                          Global Syndicate Team Member

DEFINITIONS

TERM                           DEFINITION
Fund Ratio                     Number appearing at the bottom of page 1 of 2 of
                               the Rule 10f-3 Report form. It is the sum of the
                               Funds' participation in the offering by the Funds
                               and other accounts managed by BlackRock divided
                               by the total amount of the offering.

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                           DEFINITION
Eligible Foreign Offering      The securities are sold in a public offering
                               conducted under the laws of a country other than the United States and

                               (a) the offering is subject to regulation in
                                   such country by a "foreign financial
                                   regulatory authority," as defined in
                                   Section 2(a)(50) of the Investment Company
                                   Act of 1940;

                               (b) the securities were offered at a fixed
                                   price to all purchasers in the offering
                                   (except for any rights to purchase
                                   securities that are required by law to be granted to existing security holders of the issuer);

                               (c) financial statements, prepared and audited
                                   as required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                               (d) if the issuer is a "domestic issuer," i.e.,
                                   other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and
                                   (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


 TERM                                   DEFINITION
 Eligible Municipal Securities          The securities:

                                        (a) are direct obligations of, or
                                            obligations guaranteed as to
                                            principal or interest by, a State
                                            or any political subdivision
                                            thereof, or any agency or
                                            instrumentality of a State or any
                                            political subdivision thereof, or
                                            any municipal corporate
                                            instrumentality of one or more
                                            States, or any security which is
                                            an industrial development bond
                                            (as defined in section 103(c)(2)
                                            of Title 26) the interest on
                                            which is excludable from gross
                                            income under certain provisions
                                            of the Internal Revenue Code;

                                        (b) are sufficiently liquid that they
                                            can be sold at or near their
                                            carrying value within a
                                            reasonably short period of time;
                                            and

                                        (c) either

                                            (1) are subject to no greater
                                                than moderate credit risk; or

                                            (2) if the issuer of the
                                                municipal securities, or the
                                                entity supplying the revenues
                                                or other payments from which
                                                the issue is to be paid, has
                                                been in continuous operation
                                                for less than three years,
                                                including the operation of
                                                any predecessors, the
                                                securities are subject to a
                                                minimal or low amount of
                                                credit risk.

                                        Also, purchases of municipal
                                        securities may not be designated as
                                        group sales or otherwise allocated to
                                        the account of any prohibited seller
                                        (i.e., an affiliated underwriter).

 Eligible Rule 144A Offering            The securities are sold in an
                                        offering where

                                        (a) the securities are offered or
                                            sold in transactions exempt from
                                            registration under Section 4(2)
                                            of the Securities Act of 1933,
                                            Rule 144A thereunder, or
                                            Rules 501-508 thereunder;

                                        (b) the securities were sold to
                                            persons that the seller and any
                                            person acting on behalf of the
                                            seller reasonably believe to
                                            include qualified institutional
                                            buyers, as defined in Rule 144A
                                            ("QIBs"); and

                                        (c) the seller and any person acting
                                            on behalf of the seller
                                            reasonably believe that the
                                            securities are eligible for
                                            resale to other QIBs pursuant to
                                            Rule 144A.

 Government Securities Offering         The security is issued or guaranteed
                                        as to principal or interest by the
                                        United States, or by a person
                                        controlled or supervised by and
                                        acting as an instrumentality of the
                                        Government of the United States
                                        pursuant to authority granted by the
                                        Congress of the United States; or any
                                        certificate of deposit for any of the
                                        foregoing.

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


 TERM                                   DEFINITION
 U.S. Registered Public Offering.       The securities offered are registered
                                        under the Securities Act of 1933 that
                                        are being offered to the public.